EXHIBIT 10.27


                              $300,000,000



                  AMENDED AND RESTATED CREDIT AGREEMENT


                               dated as of


                            January 10, 1995


                                  among


                     Consolidated Freightways, Inc.


                         The Banks Listed Herein


                          ABN-AMRO Bank, N.V.,
         Bank of America National Trust and Savings Association,
                   The First National Bank of Chicago
                                   and
               Morgan Guaranty Trust Company of New York,
                           as LC Issuing Banks


                          ABN-AMRO Bank, N.V.,
         Bank of America National Trust and Savings Association
                                   and
                   The First National Bank of Chicago,
                              as Co-Agents

                                   and

               Morgan Guaranty Trust Company of New York,
                                as Agent
                            TABLE OF CONTENTS


                                                                    Page

      ARTICLE I

                               DEFINITIONS


      SECTION 1.01.  Definitions.                                      1
      SECTION 1.02.  Accounting Terms and
                          Determinations.                             16
      SECTION 1.03.  Types of Borrowings                              17



                               ARTICLE II

                               THE CREDITS


      SECTION 2.01.  Commitments to Lend.                             17
      SECTION 2.02.  Notice of Committed Borrowing.                   18
      SECTION 2.03.  Money Market Borrowings.                         19
      SECTION 2.04.  Notice to Banks; Funding of Loans                23

      SECTION 2.05.  Notes.                                           24
      SECTION 2.06.  Maturity of Loans.                               25
      SECTION 2.07.  Interest Rates.                                  25
      SECTION 2.08.  Fees.                                            29
      SECTION 2.09.  Optional Termination or Reduction
                          of Commitments.                             29
      SECTION 2.10.  Mandatory Termination of
                          Commitments.                                30
      SECTION 2.11.  Optional Prepayments.                            30
      SECTION 2.12.  General Provisions as to Payments.
                                                                      30
      SECTION 2.13.  Funding Losses.                                  31
      SECTION 2.14.  Computation of Interest and Fees.
                                                                      31
      SECTION 2.15.  Letters of Credit.                               32
      SECTION 2.16.  Maximum Interest Rate.                           39



                               ARTICLE III

                               CONDITIONS


      SECTION 3.01.  Conditions to Effectiveness.                     39
      SECTION 3.02.  Consequence of Effectiveness.                    40
      SECTION 3.03.  Credit Extensions.                               41



                               ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES


      SECTION 4.01.  Corporate Existence and Power.                   42
      SECTION 4.02.  Corporate and Governmental
                          Authorization; No Contravention             42

      SECTION 4.03.  Binding Effect                                   42
      SECTION 4.04.  Financial Information.                           42
      SECTION 4.05.  Litigation.                                      43
      SECTION 4.06.  Compliance with ERISA.                           43
      SECTION 4.07.  Environmental Matters.                           44
      SECTION 4.08.  Taxes.                                           44
      SECTION 4.09.  Subsidiaries.                                    45
      SECTION 4.10.  Not an Investment Company.                       45
      SECTION 4.11.  Full Disclosure.                                 45



                                ARTICLE V

                                COVENANTS


      SECTION 5.01.  Information.                                     45
      SECTION 5.02.  Payment of Obligations.                          48
      SECTION 5.03.  Maintenance of Property;
                          Insurance.                                  48
      SECTION 5.04.  Conduct of Business and Maintenance
                          of Existence.                               49
      SECTION 5.05.  Compliance with Laws.                            49
      SECTION 5.06.  Inspection of Property, Books and
                          Records.                                    49
      SECTION 5.07.  Debt.                                            50
      SECTION 5.08.  Minimum Consolidated Tangible Net
                          Worth.                                      50
      SECTION 5.09.  Negative Pledge                                  50
      SECTION 5.10.  Consolidations, Mergers and Sales
                          of Assets.                                  52
      SECTION 5.11.  Use of Proceeds.                                 53
      SECTION 5.12.  Fixed Charge Coverage.                           53
      SECTION 5.13.  Transactions with Third Party
                          Affiliates and Emery
                          Subsidiaries.                               53



                               ARTICLE VI

                                DEFAULTS


      SECTION 6.01.  Events of Default.                               54
      SECTION 6.02.  Notice of Default.                               57
      SECTION 6.03.  Cash Cover.                                      57



                               ARTICLE VII

                       THE AGENT AND THE CO-AGENTS


      SECTION 7.01.  Appointment and Authorization.                  57
      SECTION 7.02.  Agent and Affiliates.                           57
      SECTION 7.03.  Action by Agent.                                58
      SECTION 7.04.  Consultation with Experts.                      58
      SECTION 7.05.  Liability of Agent.                             58
      SECTION 7.06.  Indemnification.                                58
      SECTION 7.07.  Credit Decision.                                59
      SECTION 7.08.  Successor Agent.                                59
      SECTION 7.09.  Agent's Fee.                                    59
      SECTION 7.10.  Co-Agents.                                      59


                              ARTICLE VIII

                         CHANGE IN CIRCUMSTANCES


      SECTION 8.01.  Basis for Determining Interest Rate
                          Inadequate or Unfair.                       60
      SECTION 8.02.  Illegality.                                      60
      SECTION 8.03.  Increased Cost and Reduced Return.               61

      SECTION 8.04.  Taxes.                                           63
      SECTION 8.05.  Base Rate Loans Substituted for
                          Affected Fixed Rate Loans.                  65
      SECTION 8.06.       Substitution of Banks                       65



                               ARTICLE IX

                              MISCELLANEOUS


      SECTION 9.01.  Notices.                                       66
      SECTION 9.02.  No Waivers.                                    67
      SECTION 9.03.  Expenses; Indemnification.                     67
      SECTION 9.04.  Sharing of Set-Offs.                           68
      SECTION 9.05.  Amendments and Waivers.                        69
      SECTION 9.06.  Successors and Assigns.                        69
      SECTION 9.07.  Collateral.                                    71
      SECTION 9.08.  Governing Law; Submission to
                          Jurisdiction.                             71
      SECTION 9.09.  Counterparts; Integration.                     71
      SECTION 9.10.  WAIVER OF JURY TRIAL.                          72
      SECTION 9.11.  Confidentiality.                               72


                  AMENDED AND RESTATED CREDIT AGREEMENT


            AGREEMENT dated as of January 10, 1995 among CONSOLIDATED FREIGHTWAYS, INC., the BANKS listed on the signature pages hereof, ABN-AMRO BANK, N.V., BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, THE FIRST NATIONAL BANK OF CHICAGO and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as LC Issuing Banks, ABN-AMRO BANK, N.V., BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and THE FIRST NATIONAL BANK OF CHICAGO, as Co-Agents, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

            WHEREAS, the Borrower, the banks referred to therein and Morgan Guaranty Trust Company of New York, as Agent for such banks, are parties to a Credit Agreement dated as of July 30, 1993 under which both loans and letters of credit are available to the Borrower on the terms and conditions provided therein;

            WHEREAS, the parties hereto desire to amend and restate said Credit Agreement as provided in this Agreement and, upon satisfaction of the conditions specified in
Section 3.01, said Credit Agreement will be so amended and restated;
            WHEREAS, in order to induce the Banks, the LC
Issuing Banks, the Co-Agents and the Agent to enter into this Agreement, certain Subsidiaries of the Borrower are willing to guaranty the obligations of the Borrower under this Agreement and the Notes issued pursuant hereto; and

            WHEREAS, the Banks are willing to make loans to the Borrower and the LC Issuing Banks are willing to issue letters of credit at the request of the Borrower on the terms and conditions provided herein;

            NOW, THEREFORE, the parties hereto agree as follows:


                                ARTICLE I

                               DEFINITIONS


            SECTION 1.01.  Definitions.  The following terms,
as used herein, have the following meanings:

            "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute
Rates pursuant to Section 2.03.

            "Adjusted CD Rate" has the meaning set forth in
Section 2.07(b).

            "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

            "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

            "Agent" means Morgan Guaranty Trust Company of New
York in its capacity as agent for the Banks and the LC
Issuing Banks under the Financing Documents, and its successors in such capacity.

            "Aggregate Usage" means, at any time, the sum of
(i) the aggregate outstanding principal amount of the Loans at such time plus (ii) the aggregate outstanding amount of the LC Liabilities at such time.

            "Agreement", when used with reference to this Agreement, means this Amended and Restated Credit Agreement dated as of January 10, 1995, as it may be amended from time to time.

            "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

            "Assessment Rate" has the meaning set forth in
Section 2.07(b).

            "Assignee" has the meaning set forth in Section
9.06(c).

            "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to
Section 9.06(c), and their respective successors.

            "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

            "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to
Article VIII.

            "Base Rate Margin" means a rate per annum determined in accordance with the Pricing Schedule.

            "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "Borrower" means Consolidated Freightways, Inc., a
Delaware corporation, and its successors.

            "Borrowing" has the meaning set forth in Section
1.03.

            "CD Base Rate" has the meaning set forth in
Section 2.07(b).

            "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

            "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

            "CD Reference Banks" means Bank of America
National Trust and Savings Association, The First National
Bank of Chicago and Morgan Guaranty Trust Company of New
York.

            "Co-Agents" means ABN-AMRO Bank, N.V., Bank of
America National Trust and Savings Association and The First
National Bank of Chicago, in their capacities as co-agents hereunder.

            "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09.

            "Committed Loan" means a loan made by a Bank pursuant to Section 2.01.

            "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

            "Consolidated EBITDAR" means, for any period, the sum of (i) the consolidated income before income taxes of the Borrower and its Consolidated Subsidiaries for such period plus (ii) to the extent deducted in determining such consolidated income before income taxes, the sum of (A) Consolidated Interest Expense, (B) depreciation and amortization and (C) Consolidated Rental Expense.

            "Consolidated Fixed Charges" means, for any period, the sum of Consolidated Interest Expense and Consolidated Rental Expense for such period.

            "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

            "Consolidated Rental Expense" means, for any period, the rental expense for operating leases of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period.

            "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

            "Consolidated Tangible Net Worth" means at any date the consolidated shareholders' equity of the Borrower and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated shareholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to September 30, 1994 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary, (ii) all equity investments in Persons which are not Subsidiaries (except investments in publicly traded marketable equity securities) and (iii) all unamortized debt discount and expense, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets (it being understood that unamortized deferred charges and deferred income tax assets are not deemed to be intangible assets for purposes hereof).

          "Credit Extension" means the making of a Loan or the issuance or extension of a Letter of Credit.

            "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles,
(v) all obligations of such Person to reimburse banks for drawings under letters of credit or payments with respect to bankers' acceptances, which obligations remain unpaid for more than three Domestic Business Days after they become due, or, if later, after such Person is notified of the due date thereof, (vi) all obligations of the types referred to in clauses (i) to (v), inclusive, of this definition which are secured by a Lien on any asset of such Person, whether or not such obligations are otherwise obligations of such Person, and (vii) all obligations of others of the types referred to in clauses (i) to (v), inclusive, of this definition which are Guaranteed by such Person.

            "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close; provided that, when used in Section 2.15 with reference to any LC Issuing Bank, the term "Domestic Business Day" shall not include any day on which commercial banks are authorized to close in the jurisdiction where the LC Office of such LC Issuing Bank is located.

            "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

            "Domestic Loans"  means CD Loans or Base Rate
Loans or both.

            "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

            "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

            "Emery Group" means Emery Air Freight Corporation, a Delaware corporation, Emery Worldwide Airlines, Inc., a
Nevada corporation, and each Subsidiary directly or indirectly owned by either of such corporations.

            "Emery Subsidiary" means any Subsidiary which is included in the Emery Group.

            "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended, or any successor statute.

            "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

            "Euro-Dollar Business Day" means any Domestic
Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

            "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

            "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

            "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

            "Euro-Dollar Reference Banks" means the principal
London offices of ABN-AMRO Bank, N.V., The First National
Bank of Chicago and Morgan Guaranty Trust Company of New
York.

            "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.07(c).

            "Event of Default" has the meaning set forth in
Section 6.01.

            "Existing Agreement" means the Credit Agreement dated as of July 30, 1993 among the Borrower, the banks referred to therein, and Morgan Guaranty Trust Company of New York, as Agent, as in effect from time to time prior to the Effective Date.

            "Existing Bank" means a "Bank" (as such term is defined in the Existing Agreement) that is a party to the Existing Agreement immediately prior to the Effective Date.

            "Existing Letters of Credit" means the letters of credit issued on or before the Effective Date and listed in Exhibit K hereto.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest
1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business
Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

          "Financing Documents" means this Agreement, the Subsidiary Guaranty Agreement and the Notes.

            "Fixed Rate Loans" means CD Loans or Euro-Dollar
Loans or Money Market Loans (excluding Money Market LIBOR
Loans bearing interest at the Base Rate pursuant to Section
8.01(a)) or any combination of the foregoing.

            "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Hazardous Substances" means any toxic,
radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

            "Indemnitee" has the meaning set forth in Section
9.03(b).

            "Insignificant Subsidiaries" means Subsidiaries which, if aggregated and considered as a single Subsidiary, would not have total assets, shareholders' equity or revenues in excess of 10% of the consolidated total assets, consolidated shareholders' equity or consolidated revenues, respectively, of the Borrower and its Consolidated
Subsidiaries, all calculated at the date of the most recent financial statements delivered to the Banks pursuant to
Section 5.01 or, in the case of revenues, for the twelve calendar months then ended.

            "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable
Notice of Borrowing; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

            (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

            (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
      Date;

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business
      Day; and

            (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
      Date;

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business
      Day; and

            (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
      Date;

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending one week, two weeks, three weeks or any whole number of months thereafter, as the Borrower may elect in accordance with Section 2.03; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

            (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

            (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
      Date; and

(5)  with respect to each Money Market Absolute Rate
Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than seven days) as the Borrower may elect in accordance with Section 2.03; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business
      Day; and

            (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
      Date.

            "Internal Revenue Code" means the Internal Revenue
Code of 1986, as amended, or any successor statute.

            "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan or otherwise.

            "LC Issuing Bank" means ABN-AMRO Bank, N.V., Bank of America National Trust and Savings Association, The First National Bank of Chicago and Morgan Guaranty Trust Company of New York, in their capacities as issuers of Letters of Credit.

          "LC Liabilities" means, at any time, the sum, without duplication, of (i) the aggregate amount available for drawing under all Letters of Credit outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations in respect of previous drawings made under Letters of Credit.

            "LC Office" means, with respect to each LC Issuing
Bank, the office at which it books the Letters of Credit issued by it hereunder.

            "LC Payment Date" has the meaning set forth in
Section 2.15(f).

            "LC Reimbursement Date" means, with respect to any Letter of Credit, an LC Payment Date applicable to such Letter of Credit, or, if later, the Domestic Business Day next succeeding the Domestic Business Day on which the Agent shall have notified the Borrower of such LC Payment Date and of the amount payable by the LC Issuing Bank under such Letter of Credit on such LC Payment Date.

          "Letter of Credit" means (i) any Existing Letter of Credit and (ii) any financial stand-by letter of credit
(including without limitation a Workers' Compensation Letter of Credit) issued hereunder after the Effective Date.

            "LIBOR Auction" means a solicitation of Money
Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

            "Lien" means (i) with respect to any asset
(including without limitation any account receivable), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset and (ii) with respect to any account receivable, any sale of such account receivable. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed (x) to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset and (y) not to own subject to a Lien any asset which it leases under a lease that is classified as an operating lease under generally accepted accounting principles.

            "Loan" means a Domestic Loan, a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans,
Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

            "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

            "Material Commitments" means commitments to extend credit which, if extended, would constitute Debt of the Borrower and/or one or more of its Subsidiaries in an aggregate amount exceeding $25,000,000. For purposes of this definition, any commitment for less than $1,000,000 shall be excluded, but commitments arising from one or more related or unrelated transactions shall be aggregated if each such commitment is for $1,000,000 or more.

            "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries in an aggregate outstanding principal amount exceeding
$25,000,000. For purposes of this definition, if the Debt arising from any single transaction has an outstanding principal amount less than $1,000,000, it shall be excluded, but Debts arising from one or more related or unrelated transactions shall be aggregated if the Debt arising from each such transaction has an outstanding principal amount of $1,000,000 or more.

            "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

            "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

            "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

            "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

            "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section
8.01(a)).

            "Money Market Loan" means a Money Market LIBOR
Loan or a Money Market Absolute Rate Loan.

            "Money Market Margin" has the meaning set forth in
Section 2.03(d).

            "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

            "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section
4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

            "Non-Emery Subsidiary" means any Subsidiary that is not an Emery Subsidiary.

            "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

            "Notice of Borrowing" means a Notice of Committed
Borrowing (as defined in Section 2.02) or a Notice of Money
Market Borrowing (as defined in Section 2.03(f)).

          "Obligor" means each of the Borrower and the Subsidiary Guarantors, and "Obligors" means all of the foregoing.

          "Outstanding Credit Exposure" means, as to any Bank at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time plus (ii) its Outstanding LC Exposure at such time.

            "Outstanding LC Exposure" means, as to any Bank at any time, an amount equal to its Percentage of the LC
Liabilities at such time.

            "Parent" means, with respect to any Bank, any Person controlling such Bank.

            "Participant" has the meaning set forth in Section
9.06(b).

            "PBGC" means the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Percentage" means, with respect to each Bank, the percentage that such Bank's Commitment constitutes of the aggregate amount of the Commitments.

            "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "Pricing Schedule" means the Pricing Schedule attached hereto.

            "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in
New York City from time to time as its Prime Rate.

            "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

            "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

          "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.15 to reimburse an LC Issuing
Bank for amounts paid by such LC Issuing Bank in respect of any drawing under any Letter of Credit.

            "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time.

            "Required Banks" means at any time Banks having at least 60% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, having at least
60% of the aggregate amount of the Outstanding Credit
Exposures.

            "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Subsidiary Guarantors" means Consolidated
Freightways Corporation of Delaware, a Delaware corporation,
Con-Way Transportation Services, Inc., a Delaware corporation, and each other Subsidiary which becomes a party to the Subsidiary Guaranty Agreement pursuant to Article III thereof, and their respective successors.

          "Subsidiary Guaranty Agreement" means a Subsidiary
Guaranty Agreement among the Borrower, the Subsidiary
Guarantors and the Agent, as executed and delivered pursuant to Section 3.01(c) and as the same may be amended from time to time in accordance with the terms thereof.

            "TASP Notes" means (i) $55,000,000 aggregate principal amount of the 8.50% Series A Guaranteed ESOP Notes due January 1, 2006 and $62,000,000 aggregate principal amount of the 8.62% Series B Guaranteed ESOP Notes due January 1, 2009, each issued pursuant to separate Note Agreements, each dated as of July 17, 1989, among Consolidated Freightways, Inc. Thrift and Stock Ownership Trust ("TASP"), the Borrower and certain institutional investors and (ii) $33,000,000 aggregate principal amount of the 9.00% Restructured Notes due January 1, 2006, issued under separate Restructured Note Agreements, each dated as of November 3, 1992, among TASP, the Borrower and certain institutional investors.

            "Taxes" has the meaning set forth in Section
8.04(a).

            "Termination Date" means January 10, 1999, or any later date to which the Termination Date shall have been postponed pursuant to Section 2.01(b), or, if any such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business
Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

            "Third Party Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

            "United States" means the United States of
America, including the States and the District of Columbia, but excluding its territories and possessions.

            "Wholly-Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

            "Workers' Compensation Letter of Credit" means any letter of credit which is used to secure obligations of the Borrower or its Subsidiaries under workers' compensation or similar laws.

            SECTION 1.02.  Accounting Terms and
Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

            SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of
Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section
2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                               ARTICLE II

                               THE CREDITS


            SECTION 2.01. Commitments to Lend. (a) Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time prior to the Termination Date; provided that, immediately after each such Loan is made, the sum of (i) the aggregate outstanding principal amount of all Committed Loans made by such Bank plus (ii) its Outstanding LC Exposure shall not exceed its Commitment. Each Borrowing pursuant to this Section shall be in an aggregate principal amount of $10,000,000 or any larger integral multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.03(b)) and shall be made from the several Banks ratably in accordance with their respective Percentages. Within the foregoing limits, the Borrower may borrow, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time prior to the Termination Date.

            (b) The Termination Date may be postponed, in the manner and subject to the conditions set forth in this subsection (b), on January 10, 1996 (the "Extension Date"), for a period of one year (i.e., to January 10, 2000). If the Borrower wishes to request a postponement of the Termination Date on the Extension Date, it shall give written notice to that effect to the Agent not less than 45 nor more than 90 days prior to the Extension Date, whereupon the Agent shall notify each of the Banks, LC Issuing Banks and Co-Agents of such notice. Each of the Banks, LC Issuing Banks and Co-Agents will use its best efforts to respond to such request, whether affirmatively or negatively, within 30 days. If all of the Banks, LC Issuing Banks and Co-Agents respond affirmatively, then, subject to receipt by the Agent prior to the Extension Date of instruments substantially in the form of Exhibit H hereto signed by each of the Banks, LC Issuing Banks and Co-Agents, respectively, and by the Borrower and the Agent, the Termination Date shall be postponed, effective on the Extension Date, for a period of one year. Unless all of the Banks, LC Issuing Banks and Co-Agents respond affirmatively within 30 days, the Borrower's request to postpone the Termination Date shall be deemed to have been denied.

            SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than (x) 12:00 Noon (New York City time) on the date of each Base Rate Borrowing, (y) 1:00 P.M. (New York City time) on the second Domestic Business Day before each CD Borrowing and (z) 1:00 P.M. (New York City time) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

            (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic
      Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

            (b)  the aggregate amount of such Borrowing,

            (c) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar
      Loans, and

            (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest
      Period;

provided that the Borrower may not deliver a Notice of Committed Borrowing if after giving effect to the requested
Borrowing there would be more than ten Committed Fixed Rate
Borrowings outstanding.

            SECTION 2.03.  Money Market Borrowings.

            (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Borrower on any day prior to the Termination Date. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

            (b)  Money Market Quote Request.  When the
Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than (x) 1:00 P.M. (New York City time) on the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) 11:30 A.M. (New York City time) on the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

            (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR
      Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

          (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger integral multiple of $1,000,000,

         (iii)  the duration of the Interest Period
      applicable thereto, subject to the provisions of the definition of Interest Period, and

          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market
      Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

            (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money
Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

            (d)  Submission and Contents of Money Market
Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 10:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

            (ii)  Each Money Market Quote shall be in
substantially the form of Exhibit D hereto and shall in any case specify:

            (A)  the proposed date of Borrowing,

            (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger integral multiple of $1,000,000,
      (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

            (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000 of 1%) to be added to or subtracted from such base rate,

            (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest
      1/10,000 of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

            (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest
Period specified in the related Invitation for Money Market
Quotes.

            (iii) Any Money Market Quote shall be disregarded if it:

            (A)  is not substantially in conformity with
      Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

            (B) contains qualifying, conditional or similar language;

            (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money
      Market Quotes; or

            (D)  arrives after the time set forth in
      subsection (d)(i).

            (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market
Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money
Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request,
(B) the respective principal amounts and Money Market
Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

            (f) Acceptance and Notice by Borrower. Not later than 11:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

            (i)  the aggregate principal amount of each Money
      Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

          (ii)  the principal amount of each Money Market
      Borrowing must be $10,000,000 or a larger integral multiple of $1,000,000,

         (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market
      Absolute Rates, as the case may be, and

          (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

            (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

            SECTION 2.04.  Notice to Banks; Funding of Loans.

            (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

            (b) Not later than (x) 12:00 Noon (New York City time) on the date of each Borrowing other than a Base Rate Borrowing and (y) 1:00 P.M. (New York City time) on the date of each Base Rate Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will, promptly upon receipt thereof, make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

            (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

            (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this
Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent, within one Domestic Business Day after demand, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

            SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

            (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

            (c)  Upon receipt of each Bank's Note pursuant to
Section 3.01(b), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement, or any error in the making thereof, shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

            SECTION 2.06.  Maturity of Loans.  Each Loan
included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

            SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate for such day plus, if applicable, the Base Rate Margin for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

            (b)  Each CD Loan shall bear interest on the
outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period;
provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest
Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period.
Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day.

            The "Adjusted CD Rate" applicable to any Interest
Period means a rate per annum determined pursuant to the following formula:


                      [ CDBR          ]*
            ACDR  =  [ ---------- ]  + AR
                      [ 1.00 - DRP ]

            ACDR  =  Adjusted CD Rate
            CDBR  =  CD Base Rate
             DRP  =  Domestic Reserve Percentage
              AR  =  Assessment Rate

      __________
      * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

            The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

            "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

            "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. S 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

            (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

            The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

            The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

            "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

            (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by
(y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section
8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

            (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money
Market LIBOR Borrowing were a Committed Euro-Dollar
Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

            (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

            (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

            SECTION 2.08.  Fees.

            (a) Commitment Fee. The Borrower shall pay to the Agent, for the account of the Banks ratably in accordance with their respective Percentages, a commitment fee for each day at the Commitment Fee Rate for such day
(determined in accordance with the Pricing Schedule) on the amount by which the aggregate amount of the Commitments exceeds the Aggregate Usage on such day. Such commitment fee shall accrue from and including January 10, 1995 to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety).

            (b) Facility Fee. The Borrower shall pay to the Agent, for the account of the Banks ratably in accordance with their respective Percentages, a facility fee for each day at the Facility Fee Rate for such day (determined in accordance with the Pricing Schedule). Such facility fee shall accrue for each day (i) from and including January 10, 1995 to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the aggregate amount of the Commitments (whether used or unused) on such day and (ii) if any Committed Loans or LC
Liabilities remain outstanding after the Commitments terminate in their entirety, then for each day from and including the date on which the Commitments terminate in their entirety to but excluding the first day thereafter on which no Committed Loans or LC Liabilities remain outstanding, on the aggregate outstanding amount of the Committed Loans and the LC Liabilities on such day.

            (c) Payments. Accrued fees under subsections (a) and (b) shall be payable quarterly on the last day of each fiscal quarter of the Borrower and on the date on which the Commitments terminate in their entirety (and, if later, the first day thereafter on which no Committed Loans or LC Liabilities remain outstanding).

            SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans or LC Liabilities are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger integral multiple of $1,000,000, the aggregate amount of the Commitments in excess of the Aggregate Usage.

            SECTION 2.10.  Mandatory Termination of
Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

            SECTION 2.11.  Optional Prepayments.  (a)  The
Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger integral multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

            (b)  Except as provided in Section 8.02 and
Section 8.05(b), the Borrower may not prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

            (c)  Upon receipt of a notice of prepayment
pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

            SECTION 2.12.  General Provisions as to Payments.
 (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section
9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business
Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended in accordance with this Section 2.12, by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

            SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), the Borrower shall pay to each Bank within 15 days after demand an amount calculated as provided in Exhibit J hereto to compensate such Bank for any loss incurred by it (or by an existing or scheduled Participant in the related Loan) in obtaining, liquidating or employing deposits from third parties, provided that such Bank shall have delivered to the Borrower a certificate setting forth such amount and the calculation thereof in reasonable detail.

            SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all letter of credit fees, commitment fees and facility fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.15. Letters of Credit. (a) On the Effective Date, each LC Issuing Bank that has issued an Existing Letter of Credit on or before the Effective Date shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation in such Existing Letter of Credit and the related LC Liabilities in proportion to its Percentage. Concurrently with such sale, the participations in the Existing Letters of Credit sold to the Existing Banks under the Existing Agreement shall be automatically cancelled without further action by any of the parties thereto.

            (b) Subject to the terms and conditions set forth in this Agreement (including without limitation the condition set forth in Section 3.03(b)),

            (i) ABN-AMRO Bank, N.V., as LC Issuing Bank, agrees to issue Letters of Credit hereunder from time to time after the Effective Date and before the Termination Date upon the request of the Borrower, provided that immediately after each such Letter of Credit is issued, the aggregate outstanding amount of LC Liabilities in respect of all Letters of Credit issued by ABN-AMRO Bank, N.V., as LC Issuing Bank, shall not exceed $100,000,000;

            (ii) Bank of America National Trust and Savings Association, as LC Issuing Bank, agrees to issue Letters of Credit hereunder from time to time after the Effective Date and before the Termination Date upon the request of the Borrower, provided that immediately after each such Letter of Credit is issued, the aggregate outstanding amount of LC Liabilities in respect of all Letters of Credit issued by Bank of America National Trust and Savings Association, as LC Issuing Bank, shall not exceed $100,000,000;

            (iii) The First National Bank of Chicago, as LC Issuing Bank, agrees to issue Letters of Credit hereunder from time to time after the Effective Date and before the Termination Date upon the request of the Borrower, provided that (x) immediately after each such Letter of Credit is issued, the aggregate outstanding amount of LC Liabilities in respect of all Letters of Credit issued by The First National Bank of Chicago, as LC Issuing Bank, shall not exceed $100,000,000 and (y) The First National Bank of Chicago, as LC Issuing Bank, shall not issue any Letter of Credit in respect of any obligation under the Borrower's public debt or the TASP Notes; and

            (iv) Morgan Guaranty Trust Company of New York, as LC Issuing Bank, agrees to issue Letters of Credit hereunder from time to time after the Effective Date and before the Termination Date upon the request of the Borrower, provided that immediately after each such Letter of Credit is issued, the aggregate outstanding amount of LC Liabilities in respect of all Letters of Credit issued by Morgan Guaranty Trust Company of New York, as LC Issuing Bank, shall not exceed $125,000,000.

Upon the issuance by an LC Issuing Bank of a Letter of Credit in accordance with this subsection (b), such LC Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation in such Letter of Credit and the related LC Liabilities in proportion to its Percentage.

          (c) No Letter of Credit issued on or after the Effective Date shall have an original expiry date later than one year after the issuance thereof. No Letter of Credit shall be extended on or after the Effective Date unless (i) such extension is for a period not exceeding one year and
(ii) the LC Issuing Bank agrees to so extend such Letter of Credit (or, in the case of an "evergreen" Letter of Credit, its ability to give a notice to prevent such extension expires) no earlier than three months before the then existing expiry date. No Letter of Credit shall have an original or extended expiry date later than the fifth Domestic Business Day prior to the Termination Date.

            (d)  The Borrower shall give the relevant LC
Issuing Bank at least three Domestic Business Days' prior notice of (x) the issuance of each Letter of Credit to be issued by it after the Effective Date and (y) each extension of a Letter of Credit issued by it, specifying in each case
(i) the date of such issuance or extension, (ii) the expiry date or extended expiry date of such Letter of Credit (which shall comply with subsection (c) above), (iii) the proposed terms of such Letter of Credit and (iv) the nature of the transactions proposed to be supported thereby. The issuance of any Letter of Credit after the Effective Date shall be subject to the conditions precedent set forth in Article III (the LC Issuing Bank having no duty to ascertain whether such conditions precedent are satisfied, other than to confirm with the Agent on the date of issuance that such issuance will not cause the Aggregate Usage to exceed the aggregate amount of the Commitments) and subject to the additional conditions precedent that such Letter of Credit shall be satisfactory to such LC Issuing Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as such LC Issuing Bank shall have reasonably requested.
The extension of any Letter of Credit shall be subject to the conditions precedent set forth in Article III (the LC Issuing Bank having no duty to ascertain whether such conditions precedent are satisfied). Upon issuing or extending any Letter of Credit, the LC Issuing Bank shall promptly notify the Agent of such issuance or extension, and the Agent shall promptly notify each Bank thereof and of the amount of such Bank's participation in such Letter of Credit.

            (e) The Borrower shall pay to the Agent, for the account of the Banks ratably in accordance with their respective Percentages, a letter of credit fee at (i) the LC Fee Rate on the aggregate amount available for drawings under each Letter of Credit (other than Workers'
Compensation Letters of Credit) outstanding from time to time and (ii) the LC Fee Rate minus .125% per annum on the aggregate amount available for drawings under each Workers' Compensation Letter of Credit outstanding from time to time. Each such fee shall be payable in arrears on the last day of each fiscal quarter of the Borrower for so long as such Letter of Credit is outstanding and on the expiry date thereof. The Borrower shall pay to each LC Issuing Bank additional fronting fees and expenses in the amounts and at the times agreed between the Borrower and such LC Issuing Bank. The LC Issuing Banks shall furnish to the Agent upon request such information as the Agent shall require in order to calculate the amount of any fee payable under this subsection (e).

            "LC Fee Rate" means, for any day, a rate per annum equal to the Euro-Dollar Margin for such day.

            (f) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the relevant LC Issuing Bank shall notify the Agent and the Agent shall promptly notify the Borrower and each other Bank as to the amount to be paid by the Issuing Bank as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of such LC Issuing Bank to the Borrower and each Bank shall be only to determine that the documents (including each demand for payment) delivered under each Letter of Credit issued by it in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. Each LC Issuing Bank shall endeavor to exercise the same care in the issuance and administration of the Letters of Credit issued by it as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by such LC Issuing Bank, each Bank shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, to reimburse such LC Issuing Bank on demand for (i) such Bank's Percentage of the amount of each payment made by such LC Issuing Bank under each Letter of Credit issued by it to the extent such amount is not reimbursed by the Borrower pursuant to subsection (g) below plus (ii) interest on the foregoing amount to be reimbursed by such Bank, for each day from the date of such LC Issuing Bank's demand for such reimbursement (or, if such demand is made after 11:00 A.M. (New York City time) on such date, from the next succeeding Domestic Business Day) to the date on which such Bank pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Rate for such day.

          (g)  The Borrower shall be irrevocably and
unconditionally obligated to reimburse each LC Issuing Bank on or by the applicable LC Reimbursement Date for any amounts paid by such LC Issuing Bank upon any drawing under any Letter of Credit issued by it, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Bank shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Bank to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) such LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. All such amounts paid by such LC Issuing Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Base Rate Loans for such day if such day falls on or before the applicable LC Reimbursement Date and
(y) the sum of 2% plus the rate applicable to Base Rate Loans for such day if such day falls after such LC Reimbursement Date. Each LC Issuing Bank will pay to each Bank ratably in accordance with its Percentage all amounts received from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligations in respect of any Letter of Credit issued by such LC Issuing Bank, but only to the extent such Bank has made payment to such LC Issuing Bank in respect of such Letter of Credit pursuant to subsection (f).

            (h) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or LC Issuing Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or participations therein, and the result shall be to increase the cost to any Bank or LC Issuing Bank of issuing or maintaining any Letter of Credit or any participation therein, or reduce any amount receivable by any Bank or LC Issuing Bank hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of such Bank's or LC Issuing Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Bank or LC Issuing Bank, the Borrower agrees to pay to such Bank or LC Issuing Bank, from time to time as specified by such Bank or LC Issuing Bank, such additional amounts as shall be sufficient to compensate such Bank or LC Issuing Bank for such increased costs or reductions in amount incurred by such Bank or LC Issuing Bank. A certificate of such Bank or LC Issuing Bank submitted by such Bank or LC Issuing Bank to the Borrower shall be conclusive as to the amount thereof in the absence of manifest error.

            (i)  The Borrower's obligations under this Section
2.15 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any LC Issuing Bank, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the LC Issuing Banks and the Banks that the LC Issuing Banks and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations in respect of any Letter of Credit shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Subsidiaries, the beneficiary of any Letter of Credit or any financing institution or other party to whom any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower or any of its Subsidiaries against the beneficiary of any Letter of Credit or any such transferee. No LC
Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued, extended or renewed by it. The Borrower agrees that any action taken or omitted by an LC Issuing Bank or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and without gross negligence, shall be binding upon the Borrower and shall not put such LC Issuing Bank or any Bank under any liability to the Borrower.

            (j)   To the extent not inconsistent with
subsection (i) above, each LC Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuing Bank. Each LC Issuing Bank shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this
Section 2.15, each LC Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of participations in any Letters of Credit.

            (k) The Borrower hereby agrees to indemnify and hold harmless each Bank, each LC Issuing Bank and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Bank, such LC Issuing Bank or the Agent may incur (or which may be claimed against such Bank, such LC Issuing Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which an LC Issuing Bank may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to such LC Issuing Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting
Bank); provided that the Borrower shall not be required to indemnify any Bank, any LC Issuing Bank or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of an LC Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) an LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit; and provided further that the foregoing indemnity shall not apply with respect to any costs or expenses arising out of any claim by any Person other than the beneficiary or account party under the relevant Letter of Credit unless such costs and expenses shall have been reasonably incurred. Nothing in this subsection (k) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

            (l) Each Bank shall, ratably in accordance with its Percentage, indemnify each LC Issuing Bank, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or such LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit) that such indemnitees may suffer or incur in connection with this
Section 2.15 or any action taken or omitted by such indemnitees hereunder.

            (m)   In its capacity as a Bank, each LC Issuing
Bank shall have the same rights and obligations as any other
Bank. The obligations of the LC Issuing Banks under the Financing Documents are several and not joint.

            SECTION 2.16.  Maximum Interest Rate.  (a)
Nothing contained in this Agreement or the Notes shall require the Borrower to pay interest for the account of any Bank at a rate exceeding the maximum rate permitted by applicable law.

            (b) If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to Section 2.07, would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

            (c) If the amount of interest payable for the account of any Bank in respect of any interest computation period is reduced pursuant to subsection (b) of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to Section 2.07, would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this subsection (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to subsection
(b) of this Section.
                               ARTICLE III

                               CONDITIONS


            SECTION 3.01. Conditions to Effectiveness. This Agreement shall become effective on the date on which all of the following conditions to effectiveness shall be satisfied (but shall not become effective unless such date is before February 15, 1995):

            (a) the Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received in form satisfactory to it telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

            (b)  the Agent shall have received a duly executed
      Note for the account of each Bank dated on or before the Effective Date complying with the provisions of
      Section 2.05;

           (c) the Agent shall have received counterparts of the Subsidiary Guaranty Agreement, duly executed by each of the Obligors listed on the signature pages thereof;

            (d)  the Borrower shall have paid (or made
      arrangements satisfactory to the Agent for paying) on the Effective Date all fees accrued under the Existing Agreement to but excluding the Effective Date and all other amounts (if any) then due and payable by the Borrower thereunder;

            (e)  on the Effective Date no loans shall be
      outstanding under the Existing Agreement;

            (f) the Agent shall have received an opinion of Eberhard G.H. Schmoller, Esq., general counsel for the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

            (g) the Agent shall have received an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

           (h) the Agent shall have received all documents the Agent may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of the Financing Documents and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

The Agent shall promptly notify the Borrower, the Banks and the LC Issuing Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

            SECTION 3.02.  Consequence of Effectiveness.  (a)
On the Effective Date, the Existing Agreement will be automatically amended and restated to read as this Agreement reads, without further action by any of the parties thereto.

            (b) On and after the Effective Date, the rights and obligations of the parties hereto shall be governed by the provisions hereof, and the rights and obligations of the parties to the Existing Agreement with respect to the period prior to the Effective Date shall continue to be governed by the provisions thereof as in effect prior to the Effective Date, except that all fees accrued under the Existing Agreement to but excluding the Effective Date shall be paid on the Effective Date.

            SECTION 3.03. Credit Extensions. The obligation of any Bank to make a Loan on the occasion of any Borrowing and the obligation of an LC Issuing Bank to issue or extend a Letter of Credit on the occasion of a request therefor by the Borrower are each subject to the satisfaction of the following conditions:

            (a)  receipt (i) by the Agent of a Notice of
      Borrowing as required by Section 2.02 or 2.03, as the case may be, in the case of a Borrowing or (ii) by such LC Issuing Bank of a notice as required by Section 2.15, in the case of a Letter of Credit;

            (b) the fact that, after giving effect to such Credit Extension, the Aggregate Usage will not exceed the aggregate amount of the Commitments;

            (c) the fact that, immediately before and after such Credit Extension, no Default shall have occurred and be continuing; and

            (d)  the fact that the representations and
      warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(c) and 4.05 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Credit Extension.

Each Credit Extension hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Extension as to the facts specified in clauses
(b), (c) and (d) of this Section.
                              ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES


            The Borrower represents and warrants that:

            SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            SECTION 4.02.  Corporate and Governmental
Authorization; No Contravention. The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Obligor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor or any Subsidiaries or result in the creation or imposition of any Lien on any asset of such Obligor or any Subsidiaries.

            SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower. The Subsidiary Guaranty Agreement, when executed and delivered by each Obligor, will constitute a valid and binding agreement of such Obligor.

            SECTION 4.04.  Financial Information.

            (a)  The consolidated balance sheet of the
Borrower and its Consolidated Subsidiaries as of December
31, 1993 and the related statements of consolidated operations, consolidated cash flows and consolidated shareholders' equity for the fiscal year then ended, reported on by Arthur Andersen & Co. and set forth in the Borrower's 1993 Annual Report to Shareholders, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

            (b) The unaudited condensed consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1994 and the related unaudited condensed statements of consolidated operations and consolidated cash flows for the nine months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended September 30, 1994 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end adjustments).

            (c) Since September 30, 1994 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

            SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable possibility that a final judgment in excess of $30,000,000 will be entered or filed against the Borrower or any of its Subsidiaries, (ii) in which there is a reasonable possibility of an adverse decision which could, in a manner not involving the payment of damages, materially adversely affect the business of the Borrower and its Subsidiaries, considered as a whole, or (iii) which in any manner draws into question the validity of any Financing Document.

            SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except to the extent that noncompliance could not materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

            SECTION 4.07.  Environmental Matters.   In the
ordinary course of its business, the Borrower conducts periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including
employees, and any related costs and expenses).   On the
basis of such reviews, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely (after taking into account the Borrower's reserves for such liabilities and costs) to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

            SECTION 4.08.  Taxes.  United States Federal
income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1986. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

            SECTION 4.09.  Subsidiaries.  Each of the
Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each Subsidiary Guarantor is a Wholly-Owned Subsidiary of the Borrower.

            SECTION 4.10.  Not an Investment Company.  The
Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 4.11. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee) the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

                                ARTICLE V

                                COVENANTS


            The Borrower agrees that, so long as any Bank has any Commitment or any Outstanding LC Exposure hereunder or any amount payable under any Note remains unpaid:

            SECTION 5.01.  Information.  The Borrower will
deliver to each of the Banks:

            (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related audited statements of consolidated operations, consolidated cash flows and consolidated shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing;

            (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ending March 31, 1995, the condensed consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, the related condensed statement of consolidated operations for such quarter and the related condensed statements of consolidated operations and consolidated cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of consolidated operations and consolidated cash flows in comparative form the figures for the corresponding periods of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency by the chief financial officer or the chief accounting officer of the Borrower;

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and
      (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07, 5.08, 5.09 and 5.12 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

            (e) within five Domestic Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

            (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

            (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, which could, when aggregated with any liability incurred after January
      10, 1995 by any member of the ERISA Group as a result of any other such withdrawal liability, reorganization, insolvency or termination, give rise to aggregate liabilities of the ERISA Group in excess of $5,000,000, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, which could, when aggregated with any liability incurred after January
      10, 1995 by any member of the ERISA Group as a result of any other such withdrawal, give rise to aggregate liabilities of the ERISA Group in excess of $5,000,000, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

            (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

            SECTION 5.02.  Payment of Obligations.  The
Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same are contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

            SECTION 5.03.  Maintenance of Property; Insurance.
(a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

            (b) The Borrower will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance against liabilities to third parties, casualties affecting property used in its business and other risks of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations; provided that, in lieu of any such insurance, the Borrower or any Subsidiary may maintain a system or systems of self-insurance and reinsurance which will accord with sound practices of similarly situated corporations maintaining such systems and with respect to which the Borrower or such Subsidiary will maintain adequate insurance reserves, all in accordance with generally accepted accounting principles and in accordance with sound insurance principles or practice.

            SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Non-Emery Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Non-Emery Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) any merger or consolidation permitted by Section 5.10 or (ii) the termination of the corporate existence of any Subsidiary (other than a Subsidiary Guarantor) if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

            SECTION 5.05. Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental
Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) failures to comply therewith could not, in the aggregate, have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries.

            SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower will permit, and will cause its Subsidiaries (except Insignificant Subsidiaries) to permit, representatives of any Bank, at such Bank's expense, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent accountants, in each case to the extent reasonably requested by such Bank to enable it to evaluate the credit of the Borrower and the Subsidiary Guarantors, confirm the Borrower's compliance with the provisions of the Financing Documents, exercise and enforce such Bank's rights under the Financing Documents or otherwise make decisions relating thereto, but subject to any limitations imposed by law or by confidentiality agreements binding on the Borrower or the relevant Subsidiary. Such visits, inspections, examinations and discussions shall be conducted at such reasonable times and as often as the relevant Bank or Banks may reasonably request.

            SECTION 5.07.  Debt.  (a)  The ratio of
Consolidated Debt to Consolidated Tangible Net Worth shall not exceed (1) 2 to 1 at any time during 1995 or (2) 1.75 to 1 at any time thereafter.

            (b) Total Debt of all Non-Emery Subsidiaries will at no time exceed $100,000,000; provided that, for purposes of this subsection (b), such Total Debt shall not include
(i) Debt of a Non-Emery Subsidiary owing to the Borrower,
(ii) Debt of a Non-Emery Subsidiary owing to another Non-Emery Subsidiary (except, in the case of Debt held by a Non-Emery Subsidiary that is not wholly owned, directly or indirectly, by the Borrower, the portion of such Debt allocable, on a pro rata basis, to the minority interest),
(iii) Debt of the Borrower Guaranteed by a Subsidiary Guarantor and (iv) Debt of an ESOP Trust which is Guaranteed by a Non-Emery Subsidiary. "ESOP Trust" means a trust created under an employee stock ownership plan as defined in
Section 407(d)(6) of ERISA which purchases the capital stock of the relevant Non-Emery Subsidiary for the benefit of employees of such Non-Emery Subsidiary and its subsidiaries.

            SECTION 5.08. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall not be less than $217,000,000; provided that such amount shall be increased as of the last day of each fiscal year of the Borrower (commencing with 1994) by an amount equal to 50% of the consolidated net income of the Borrower and its Consolidated Subsidiaries, if such consolidated net income is positive, (i) for the fourth quarter of 1994 in the case of 1994 and (ii) for the full fiscal year in the case of each subsequent fiscal year.

            SECTION 5.09.  Negative Pledge.  Neither the
Borrower nor any Non-Emery Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding
      $17,000,000;

            (b)  any Lien existing on any asset of any
      corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event at the request of the Borrower or any of its Subsidiaries or for the benefit of any of their respective creditors;

            (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

            (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event at the request of the Borrower or any of its Subsidiaries or for the benefit of any of their respective creditors;

            (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition at the request of the Borrower or any of its Subsidiaries or for the benefit of any of their respective creditors;

            (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

            (g)  any Lien on (i) the common stock of any
      Subsidiary Guarantor, but only if after giving effect to such Lien, the Borrower would own, directly or indirectly, at least 80% of the common stock of such Subsidiary Guarantor free and clear of Liens or (ii) the common stock of any Emery Subsidiary;

            (h) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

            (i)  any Lien on accounts receivable if,
      immediately after such Lien arises, the aggregate uncollected balance of all accounts receivable sold or subjected to Liens by the Borrower and its Subsidiaries (excluding accounts receivable charged off in accordance with the charge-off policies applicable to the unsold accounts receivable of the Borrower and its Subsidiaries) would not exceed 10% of the consolidated accounts receivable of the Borrower and its Subsidiaries as of the end of its then most recently ended fiscal quarter; and

            (j)  Liens not otherwise permitted by the
      foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed the sum of $25,000,000 plus 10% of Consolidated Tangible Net Worth as of the end of the immediately preceding fiscal quarter of the Borrower.

            SECTION 5.10. Consolidations, Mergers and Sales of Assets. The Borrower will not, and will not permit any Subsidiary to, consolidate or merge with, or sell, lease or otherwise transfer any of its assets to, any Person, except that nothing in this Section 5.10 shall prohibit:

            (a) the merger of a Non-Emery Subsidiary into the Borrower,

            (b)  the merger or consolidation of a Non-Emery
      Subsidiary with or into another Person (except an Emery
      Subsidiary) if the corporation surviving such consolidation or merger is a Non-Emery Subsidiary,

            (c)  the merger or consolidation of an Emery
      Subsidiary with or into another Emery Subsidiary,

            (d)  the merger or consolidation of an Emery
      Subsidiary with or into another Person (except the Borrower or a Non-Emery Subsidiary) if the corporation surviving such merger or consolidation is an Emery Subsidiary,

            (e) the sale, lease or other transfer of any asset of the Borrower or the Non-Emery Subsidiaries (i) in the ordinary course of business or (ii) for fair value if after giving effect thereto, the aggregate consideration received for all of their assets sold, leased or otherwise transferred under this clause (ii) during any fiscal year of the Borrower does not exceed $100,000,000, or

            (f) the sale, lease or other transfer of any asset of the Emery Subsidiaries in the ordinary course of business, or otherwise if the Borrower in good faith determines that such sale, lease or other transfer is in the best interest of the Borrower or any Emery Subsidiary and is not materially disadvantageous to the Banks;

provided that, in the case of (x) any such merger or consolidation or (y) any such sale, lease or other transfer of any asset not in the ordinary course of business, after giving effect thereto, no Default shall have occurred and be continuing.

            SECTION 5.11. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

            SECTION 5.12. Fixed Charge Coverage. The ratio of Consolidated EBITDAR to Consolidated Fixed Charges will not, for any period of four consecutive fiscal quarters, be less than (1) 1.75 to 1 if the fourth such fiscal quarter ends in 1994, (2) 1.875 to 1 if the fourth such fiscal quarter ends in 1995, or (3) 2 to 1 if the fourth such fiscal quarter ends in 1996 or thereafter.

            SECTION 5.13.  Transactions with Third Party
Affiliates and Emery Subsidiaries. (a) The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Third Party Affiliate; provided that nothing in this subsection (a) shall prohibit (i) the Borrower from declaring or paying any lawful dividend so long as, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the Borrower or any Subsidiary from making sales to or purchases from any Third Party Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Third Party Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on an arm's-length basis, (iii) the Borrower or any Subsidiary from making payments of principal, interest and premium on any Debt of the Borrower or such Subsidiary held by a Third Party Affiliate if the terms of such Debt are established on an arm's-length basis or (iv) the Borrower or any Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Third Party Affiliate if the Borrower or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Third Party Affiliate participates.

            (b) The Borrower will not, and will not permit any Non-Emery Subsidiary to, directly or indirectly, lease, sell, transfer or otherwise dispose of any asset, tangible or intangible, to any Emery Subsidiary, unless such lease, sale, transfer or other disposal (i) is made in the ordinary course of business and on an arm's-length basis or (ii) is of an asset with a value (calculated at the greater of book value or fair market value as of the date of such lease, sale, transfer or other disposal) which, when aggregated with the value so calculated of each other asset leased, sold, transferred or otherwise disposed of in one or more related transactions (if any), is $500,000 or less.

                               ARTICLE VI

                                DEFAULTS


            SECTION 6.01.  Events of Default.  If one or more
of the following events ("Events of Default") shall have occurred and be continuing:

            (a) the Borrower shall fail to pay any principal of any Loan when due, or shall fail to pay within three Domestic Business Days of the due date thereof any interest, fees or other amount payable hereunder;

            (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.12, inclusive, or in Section 3.01 of the Subsidiary
      Guaranty Agreement;

            (c) the Borrower shall fail to observe or perform any covenant or agreement contained in any Financing Document (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

            (d) any representation, warranty, certification or statement made by the Borrower in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document shall prove to have been incorrect in any material respect when made (or deemed made);

            (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt within three Domestic Business Days after such payment is due or, if longer, within any grace period otherwise applicable to such payment;

            (f) any event or condition shall occur which results in the acceleration of the maturity of Material Debt or enables the holders of Material Debt or any Person acting on their behalf to accelerate the maturity thereof, or any default by the Borrower or any Subsidiary shall occur which results in the termination of Material Commitments prior to the scheduled termination thereof or enables Persons extending Material Commitments to terminate such Material Commitments prior to the scheduled termination thereof;

            (g)  the Borrower or any Subsidiary (except
      Insignificant Subsidiaries) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary (except Insignificant Subsidiaries) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary (except Insignificant Subsidiaries) under the federal bankruptcy laws as now or hereafter in effect;

            (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

            (j) a final judgment or order for the payment of money in excess of $25,000,000 shall be entered or filed against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied, unvacated and unstayed for a period of 30 days;

            (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
      Act) of 30% or more of the outstanding shares of common stock of the Borrower; or, during any period of 15 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower; or

            (l) the Borrower shall cease to own, directly or indirectly, at least 80% of the common stock of each Subsidiary Guarantor free and clear of all Liens;

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate and (ii) if requested by Banks holding Notes evidencing at least 60% in aggregate principal amount of the Loans outstanding, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to any Obligor, without any notice to the Obligors or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.

            SECTION 6.02.  Notice of Default.  The Agent shall
give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

            SECTION 6.03. Cash Cover. The Borrower agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Agent upon instruction from Banks having at least 60% of the aggregate amount of the Outstanding LC Exposures, pay (and, in the case of any of the Events of Default specified in clause (g) or (h) above with respect to any Obligor, forthwith, without any demand or the taking of any other action by the Agent or any Bank, it shall pay) to the Agent an amount in immediately available funds equal to the then aggregate amount of the LC Liabilities to be held as security therefor for the benefit of the Banks and the LC Issuing Banks.

                              ARTICLE VII

                       THE AGENT AND THE CO-AGENTS


            SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

            SECTION 7.02.  Agent and Affiliates.  Morgan
Guaranty Trust Company of New York shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

            SECTION 7.03. Action by Agent. The obligations of the Agent under the Financing Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default (except as expressly provided in Article VI) and shall not have a fiduciary relationship with any Bank.

            SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for an Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

            SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Percentage, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

            SECTION 7.07.  Credit Decision.  Each Bank
acknowledges that it has, independently and without reliance upon the Agent, the Co-Agents or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, the Co-Agents or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

            SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right, after consultation with the Borrower, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

            SECTION 7.09.  Agent's Fee.  The Borrower shall
pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.

            SECTION 7.10.  Co-Agents.  The Co-Agents, in their
capacities as such, shall have no rights, obligations or duties of any kind under the Financing Documents and shall not have a fiduciary relationship with any Bank.

                            ARTICLE VIII

                         CHANGE IN CIRCUMSTANCES


            SECTION 8.01.  Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

            (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

            (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed
Borrowing, such Borrowing shall instead be made as a Base
Rate Borrowing and (ii) if such Fixed Rate Borrowing is a
Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base
Rate for such day.

            SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

            SECTION 8.03.  Increased Cost and Reduced Return.
 (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or
(y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 30 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

            (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

            (c) Each Bank will use its best efforts promptly to notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

            SECTION 8.04. Taxes. (a) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

            (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes
(including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes demand therefor.

            (d)  Each Bank organized under the laws of a
jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

            (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes imposed by the United States; provided that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

            (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this
Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

            SECTION 8.05.  Base Rate Loans Substituted for
Affected Fixed Rate Loans. (a) If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section 8.05(a) shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

            (x) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

            (y)  after each of its CD Loans or Euro-Dollar
      Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

            (b) If (i) any Bank has demanded compensation under Section 8.03 with respect to its CD Loans or Euro-Dollar Loans or (ii) the Borrower has become obligated to pay any Taxes or other amounts to or for the account of any Bank pursuant to Section 8.04, and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to the Banks through the Agent, have elected that the provisions of this Section 8.05(b) shall apply to all of the Banks, then the Borrower shall, on the fifth Euro-Dollar Business Day following such notice, prepay in full the then outstanding principal amount of each outstanding Euro-Dollar Loan or CD Loan, as the case may be, of each Bank, together with accrued interest thereon.

            SECTION 8.06. Substitution of Banks. If (i) any Bank has demanded compensation under Section 8.03 or (ii) the Borrower has become obligated to pay any Taxes or other amounts to or for the account of any Bank pursuant to
Section 8.04 (such Bank, in either case, being called a "Selling Bank"), the Borrower shall have the right, with the assistance of the Agent, to seek one or more banks or other institutions satisfactory to the Borrower, the LC Issuing
Banks and the Agent (collectively, the "Purchasing Banks") willing to purchase the Selling Bank's Note and its share of any unpaid Reimbursement Obligations and assume the Commitment of the Selling Bank, all on the terms specified in this Section 8.06. The Selling Bank shall be obligated to sell its Note and its share of any unpaid Reimbursement Obligations to such Purchasing Bank or Banks (which may include one or more of the Banks) within 15 days after receiving notice from the Borrower requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof, plus unpaid interest accrued thereon to but excluding the date of sale. In connection with any such sale, and as a condition thereof, the Borrower shall pay to the Selling Bank all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Selling Bank at least two Domestic Business Days prior to such sale, (i) the amount of any compensation which would be due to the Selling Bank under Section 2.13 if the Borrower had prepaid the outstanding Fixed Rate Loans of the Selling Bank on the date of such sale and (ii) any additional compensation, Taxes or other amounts accrued for its account under Section 8.03 or 8.04, as applicable, to but excluding said date (it being understood that the Selling Bank shall retain its right to be compensated after the date of such sale for any such accrued amounts remaining unpaid). Upon such sale, the Purchasing Bank or Banks shall assume the Commitment of the Selling Bank, and the Selling
Bank shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Bank is not already one of the Banks, the Selling Bank, as assignor, such Purchasing Bank, as assignee, the Borrower, the LC Issuing
Banks and the Agent shall enter into an assignment and assumption agreement substantially in the form of Exhibit G hereto, whereupon such Purchasing Bank shall be a Bank party to this Agreement, shall be deemed to be an Assignee hereunder and shall have all the rights and obligations of a Bank with a Commitment equal to its ratable share of the Commitment of the Selling Bank. Upon the consummation of any sale pursuant to this Section 8.06, the Selling Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, each Purchasing Bank receives a new Note.

                               ARTICLE IX

                              MISCELLANEOUS


            SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, an LC Issuing Bank, a Co-Agent or the Agent, at its address or telex number or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex number or facsimile number set forth in its Administrative
Questionnaire or (z) in the case of any party, such other address or telex number or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received,
(ii) if given by facsimile transmission, when such facsimile is transmitted to the facsimile transmission number specified in or pursuant to this Section 9.01 and telephonic confirmation of receipt thereof is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent or the LC Issuing Banks under
Article II or Article VIII shall not be effective until received.

            SECTION 9.02. No Waivers. No failure or delay by the Agent, any Bank or any LC Issuing Bank in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of the Financing Documents, any waiver or consent thereunder or any amendment thereof or any Default thereunder or any event or condition reasonably alleged by any Bank to be a possible Default thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

            (b) The Borrower agrees to indemnify the Agent, each Co-Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Financing Documents (other than the provisions thereof relating to Letters of Credit as to which indemnification is provided in
Section 2.15(k)) or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

            SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive (i) payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank or (ii) payment of a proportion of its participation in the LC Liabilities which is greater that the proportion received by any other Bank in respect of its participation in the LC Liabilities, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes or the LC Liabilities (as the case may be) held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata and all such payments with respect to the LC Liabilities shall be shared pro rata by the Banks participating therein; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes and the LC Liabilities. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or the LC Liabilities, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

            SECTION 9.05.  Amendments and Waivers.  Any
provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent or the LC Issuing Banks are affected thereby, by the Agent or the LC Issuing Banks, as the case may be); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan, any Reimbursement Obligation or any fees hereunder or for any termination of any Commitment or (iv) change any provision of this Section or change the percentage of the Commitments, the Outstanding Credit Exposures or the Outstanding LC Exposures or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of the Financing Documents.

            SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

            (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans or its Outstanding LC Exposure. Within five Domestic Business Days after such grant, unless such grant consists solely of a participating interest in the Money Market Loans of such Bank, such Bank shall notify the Borrower of the name of such Participant and the amount of its participating interest. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.
Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section
9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest.
 An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

            (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or, subject to the next sentence, a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto (an "Assignment and Assumption Agreement") executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower (which shall not be unreasonably withheld), the LC Issuing Banks and the Agent; provided that if an Assignee is an affiliate of such transferor Bank or another Bank, the consent of the Borrower and the Agent shall not be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. No assignment of a proportionate part of the rights and obligations of a Bank under this Agreement and the Notes may be made unless the "Assigned Amount" set forth in the related Assignment and Assumption Agreement equals or exceeds $5,000,000. Upon execution and delivery of an Assignment and Assumption Agreement and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee.
 In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

            (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

            (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

            SECTION 9.07.  Collateral.  Each of the Banks
represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 9.08.  Governing Law; Submission to
Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to the Financing Documents or the transactions contemplated thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT, THE CO-AGENTS, THE LC ISSUING BANKS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

            SECTION 9.11. Confidentiality. The Agent, each LC Issuing Bank and each Bank agrees to keep confidential any proprietary or financial information obtained by the Agent, such LC Issuing Bank or such Bank, as the case may be, based on a review of the books and records of the Borrower or any Subsidiary pursuant to Section 5.06 and any other information to the extent such information has been stated by the Borrower to be confidential; provided that nothing herein shall prevent the Agent, any LC Issuing Bank or any Bank from disclosing such information (i) to the Agent, any LC Issuing Bank or any other Bank in connection with the transactions contemplated by the Financing
Documents, (ii) to the officers, directors, employees, agents, attorneys and accountants of such party and its affiliates who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of the restrictions set forth in this Section, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed, (vi) which has been obtained from any Person other than the Borrower and its Subsidiaries, provided that such Person is not known to it to be bound by a confidentiality agreement with the Borrower or its Subsidiaries or known to it to be otherwise prohibited from transmitting the information to it by a contractual, legal or fiduciary obligation, (vii) in connection with the exercise of any remedy under the Financing Documents or (viii) to any actual or proposed participant or assignee of all or any of its rights under the Financing Documents, provided that such proposed participant or assignee shall have agreed in writing, for the benefit of the Borrower as a third-party beneficiary, to be bound by the provisions of this Section.
            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              CONSOLIDATED FREIGHTWAYS, INC.



                              By /s/ R. Guy Kraines
                                 Title:  Assistant Treasurer
                              3240 Hillview Avenue
                              Palo Alto, California  94304
                              Telex number:  (910) 373-2105
                              Facsimile number:  (415) 813-0160
                              Telephone number:  (415) 494-2900


Commitment:

$30,000,000                   MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK



                                By /s/ Carl J. Mehldau, Jr.
                                    Title: Associate



$30,000,000                   ABN-AMRO BANK, N.V.



                                By /s/ Jeffrey A. French
                                  Title: Vice President

                                By /s/ L.T. Osborne
                                  Title: Group Vice President

$30,000,000                   BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION



                                By /s/ Michael J. Dasher
                                  Title: Vice President



$30,000,000                   THE FIRST NATIONAL BANK OF CHICAGO



                                By /s/ Karen J. Andrews
                                  Title: Vice President



$30,000,000                   MELLON BANK, N.A.




                                By /s/ Harry F. Kusick, Jr.
                                  Title: First Vice President and
                                           Department Senior Credit
                                           Officer



$25,000,000                   THE INDUSTRIAL BANK OF JAPAN,
                                LIMITED, SAN FRANCISCO AGENCY



                                By /s/ Makoto Masuda
                                  Title: Deputy General Manager



$25,000,000                   THE LONG-TERM CREDIT BANK OF JAPAN,
                                    LTD., LOS ANGELES AGENCY



                                By /s/ Curt Biren
                                  Title: Vice President



$20,000,000                   UNION BANK



                                By /s/ Jana P. Strycker
                                  Title: Vice President



$20,000,000                   UNITED STATES NATIONAL BANK OF
                              OREGON



                                By /s/ Ann C. Smith
                                  Title: Vice President



$15,000,000                   THE BANK OF CALIFORNIA, N.A.



                                By /s/ Robert J. Vernagallo
                                  Title: Vice President



$15,000,000                   CREDIT SUISSE



                                By /s/ David J. Worthington
                                  Title: Member of Senior
                                           Management
                                By /s/ Marilou Palenzuela
                                  Title: Member of Senior
                                           Management


$15,000,000                   FIRST INTERSTATE BANK OF OREGON,
                              N.A.



                                By /s/ Dave Perry
                                  Title: Vice President


$15,000,000                   PNC BANK, NATIONAL ASSOCIATION



                                By /s/ J. Gregory Seibly
                                  Title: Vice President

Total Commitments:

$300,000,000
============
                                 ABN-AMRO BANK, N.V.,
                                  as LC Issuing Bank
                                101 California Street
                                Suite 4550
                                San Francisco, CA 94111-5612
                                Attn:  Jeffrey A. French,
                                         Vice President
                                Telex number:  278137 ABNSF UR
                                Facsimile number:  (415) 362-3524
                                Telephone number:  (415) 984-3703


                                By /s/ Jeffrey A. French
                                  Title: Vice President


                                By /s/ L.T. Osborne
                                  Title: Group Vice President



                                BANK OF AMERICA
                                  NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION,
                                    as LC Issuing Bank


                                By /s/ Michael J. Dasher
                                  Title: Vice President
                                555 California Street
                                San Francisco, CA 94104
                                Attn:  Michael J. Dasher,
                                       Vice President
                                       Credit Products 3838
                                Facsimile number: (415) 622-4585
                                Telephone number: (415) 622-2126


                                with a copy to:

                                Bank of America
                                  National Trust and
                                  Savings Association
                                1850 Gateway Boulevard
                                Concord, CA 94520
                                Attn:  Cheryl Colombo
                                         Customer Services Officer
                                         Global Payment Operations
                                         Domestic Account
                              Administration 5693
                                Facsimile number:  (510) 885-7531
                                Telephone number:  (510) 885-7040



                                THE FIRST NATIONAL BANK OF
                                  CHICAGO, as LC Issuing Bank


                                By /s/ Karen J. Andrews
                                  Title: Vice President
                                1 First National Plaza
                                10th Floor, Suite 0362
                                Chicago, Illinois  60670
                                Attention:  Gerald F. Mackin,
                                               Vice President
                                Facsimile number:  (312) 732-3055
                                Telephone number:  (312) 732-1905


                                with a copy to:

                                The First National Bank of
                                  Chicago
                                1 North Dearborn
                                9th Floor
                                Chicago, Illinois  60670
                                Attention:  Mark Klatt
                                Facsimile number:  (312) 407-1065
                                Telephone number:  (312) 407-3024
                                MORGAN GUARANTY TRUST COMPANY OF
                                  NEW YORK, as LC Issuing Bank


                                By /s/ Carl J. Mehldau, Jr.
                                  Title: Associate
                                J.P. Morgan Delaware
                                Morgan Christiana Center
                                500 Stanton Christiana Road
                                Newark, Delaware  19713
                                Attention:  Barbara Martel,
                                          Associate
                                Facsimile number:  (302) 634-1838
                                Telephone number:  (302) 634-1925


                                with a copy to:

                                60 Wall Street
                                New York, New York  10260-0060
                                Attention:  David Ellis,
                                               Vice President
                                Telex number:  177615
                                Facsimile number:  (212) 648-5014
                                Telephone number:  (212) 648-7638
                                 ABN-AMRO BANK, N.V.,
                                  as Co-Agent
                                101 California Street
                                Suite 4550
                                San Francisco, CA 94111-5612
                                Attn:  Jeffrey A. French,
                                         Vice President
                                Telex number:  278137 ABNSF UR
                                Facsimile number:  (415) 362-3524
                                Telephone number:  (415) 984-3703


                                By /s/ Jeffrey A. French
                                  Title: Vice President


                                By /s/ L.T. Osborne
                                  Title: Group Vice President



                                BANK OF AMERICA
                                  NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION,
                                  as Co-Agent
                                555 California Street
                                San Francisco, CA 94104
                                Attn:  Michael J. Dasher,
                                         Vice President
                                          Credit Products 3838
                                Facsimile number:  (415) 622-4585
                                Telephone number:  (415) 622-2126


                                By /s/ Michael J. Dasher
                                  Title: Vice President



                                THE FIRST NATIONAL BANK OF
                                  CHICAGO, as Co-Agent

                                By /s/ Karen J. Andrews
                                  Title: Vice President
                                1 First National Plaza
                                10th Floor, Suite 0362
                                Chicago, Illinois  60670
                                Attention:  Gerald F. Mackin,
                                               Vice President
                                Facsimile number:  (312) 732-3055
                                Telephone number:  (312) 732-1905
                                MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK, as Agent



                                By /s/ Carl J. Mehldau, Jr.
                                  Title: Associate
                                J.P. Morgan Delaware
                                Morgan Christiana Center
                                500 Stanton Christiana Road
                                Newark, Delaware  19713
                                Attention:  Jeannie Mattson,
                                          Associate
                                Facsimile number:  (302) 634-1092
                                Telephone number:  (302) 634-1938


                                with a copy to:

                                60 Wall Street
                                New York, New York  10260-0060
                                Attention:  David T. Ellis,
                                               Vice President
                                Telex number: 177615
                                Facsimile number:  (212) 648-5014
                                Telephone number:  (212) 648-7638